Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR SECOND QUARTER OF 2012

ZUG, SWITZERLAND, July 31, 2012 – Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the second quarter of 2012 of $30.9 million, or $0.29 per diluted share, compared with $63.3 million, or $0.52 per diluted share, in the second quarter of 2011.

Net income in both quarterly periods was impacted by asbestos-related provisions as detailed in an attached table. Excluding such items from both quarterly periods, net income in the second quarter of 2012 was $34.1 million, or $0.32 per diluted share, compared with $65.3 million, or $0.53 per diluted share, in the year-ago quarter.

For the first six months of 2012, net income was $71.5 million, or $0.66 per diluted share, compared with $86.3 million, or $0.70 per diluted share, for the first six months of 2011.

The following tables present quarterly and average quarterly data, both as reported and as adjusted (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q2 2012	Qtrly Avg. 2012	Q2 2011	Qtrly Avg. 2011
Net income	$31	$36	$63	$41
Net income, as adjusted	$34	$38	$65	$43

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “The company’s adjusted net income was below the average quarter of 2011 as the positive impact on earnings resulting from increased scope revenues in both business groups was more than offset by higher sales pursuits costs – mainly proposal costs – as well as unfavorable utilization rates and other items. These results are certainly not indicative of a quarterly run rate, and we continue to expect that 2012 earnings per share will be materially higher than 2011.”

Global Engineering and Construction (E&C) Group

(in millions)	Q2 2012	Qtrly Avg. 2012	Q2 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$392	$381	$381	$362
Operating revenues (FW Scope)	$417	$391	$365	$399
Segment EBITDA	$40	$43	$55	$53
EBITDA Margin (FW Scope)	9.6%	11.1%	15.0%	13.2%

•

EBITDA in the second quarter of 2012 was lower than the average quarter of 2011 due to higher sales pursuit costs – mainly proposal costs – as well as an unfavorable utilization rate, an absence of profit enhancement opportunities and the penalty component of an adverse tax court decision.

•	Scope operating revenues in the second quarter of 2012 were above the average quarter of 2011, driven by the mix of work.

•

New orders booked in Foster Wheeler scope in the second quarter of 2012 were above the level of the average quarter of 2011, reflecting a modestly more favorable mix of small and medium-sized contract awards.

Global Power Group (GPG)

(in millions)	Q2 2012	Qtrly Avg. 2012	Q2 2011	Qtrly Avg. 2011
New orders booked (FW Scope)	$114	$137	$574	$313
Operating revenues (FW Scope)	$275	$268	$289	$257
Segment EBITDA	$44	$48	$68	$46
EBITDA Margin (FW Scope)	15.9%	18.0%	23.4%	17.9%

•	EBITDA in the second quarter of 2012 was moderately below the average quarter of 2011, impacted by higher sales pursuit costs – mainly proposal costs – as well as an unfavorable utilization rate.

•	Scope operating revenues in the second quarter of 2012 were above the average quarter of 2011, reflecting the volume of boiler project work on contracts that had been booked in prior periods.

•

Scope new orders in the second quarter of 2012 consisted of contracts related to service and after-market work and smaller equipment supply orders – and, as such, were below the average quarter of 2011, which included multiple large boiler orders.

Outlook and Guidance

In commenting on the outlook for the company’s two business units, Masters said, “Selected prospects in the Global E&C Group appear to be gaining momentum, based on the client feedback and award letters we have received. In a similar vein, our Global Power Group also has received a fair number of award letters for projects that are expected to move forward once clients finalize their closing requirements.”

He added, “In our Global Power Group, we are raising our full-year 2012 EBITDA margin guidance to 17% to 19%. However, we have tempered our view of scope revenues in GPG, and we now expect them to be essentially flat in 2012, as compared to 2011.”

Masters continued, “In our Global E&C Group, we are lowering our full-year EBITDA margin guidance to 11% to 13%, but we reiterate our expectation that scope revenues in 2012 will be above the level of 2011.”

Masters said, “We continue to expect that our full-year earnings per share in 2012 will be materially higher than 2011 due to a reduced share count and higher earnings.”

Share Repurchase Program

The company did not repurchase shares during the second quarter of 2012. As of June 30, 2012, the company had $500 million remaining under its authorized share repurchase program.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Tuesday, July 31, at 4:00 p.m. Central European Time (10:00 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the second quarter ended June 30, 2012. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 92209882) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company’s web site for four weeks following the call.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our U.S. senior credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior credit agreement. The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•

It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•

It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 12,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries. The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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12-579

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication or the relocation of its principal executive offices to Geneva, Switzerland, the benefits, effects or results of its strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with the Securities and Exchange Commission.

Contacts:

Media	Julie Stanisz	908 730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Operating revenues	$943,026	$1,183,878	$1,876,122	$2,220,130
Cost of operating revenues	803,475	1,030,266	1,597,239	1,967,263

Contract profit	139,551	153,612	278,883	252,867

Selling, general and administrative expenses	85,427	80,402	168,708	154,243
Other income, net	(10,571)	(21,390)	(18,755)	(35,656)
Other deductions, net	12,274	6,721	16,338	12,838
Interest income	(2,949)	(4,428)	(6,118)	(7,703)
Interest expense	4,249	3,427	7,665	7,306
Net asbestos-related provision	3,713	2,000	5,710	2,400

Income before income taxes	47,408	86,880	105,335	119,439
Provision for income taxes	12,291	19,044	27,175	26,327

Net income	35,117	67,836	78,160	93,112
Less: Net income attributable to noncontrolling interests	4,258	4,527	6,655	6,832

Net income attributable to Foster Wheeler AG	$30,859	$63,309	$71,505	$86,280

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	107,840,679	122,331,265	107,807,441	123,499,174

Weighted-average number of shares outstanding for diluted earnings per share	107,843,255	122,847,005	107,867,594	124,136,890

Earnings per share:
Basic	$0.29	$0.52	$0.66	$0.70

Diluted	$0.29	$0.52	$0.66	$0.70

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$767,259	$718,049
Short-term investments	—	1,294
Accounts and notes receivable, net:
Trade	529,690	427,984
Other	87,446	97,495
Contracts in process	212,209	166,648
Prepaid, deferred and refundable income taxes	63,812	62,616
Other current assets	41,397	49,101

Total current assets	1,701,813	1,523,187

Land, buildings and equipment, net	333,519	341,987
Restricted cash	35,384	44,094
Notes and accounts receivable - long-term	6,453	6,210
Investments in and advances to unconsolidated affiliates	193,474	211,109
Goodwill	110,904	112,120
Other intangible assets, net	67,432	74,386
Asbestos-related insurance recovery receivable	141,952	157,127
Other assets	123,791	118,178
Deferred tax assets	26,404	25,482

TOTAL ASSETS	$2,741,126	$2,613,880

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,610	$12,683
Accounts payable	343,758	250,821
Accrued expenses	222,662	237,089
Billings in excess of costs and estimated earnings on uncompleted contracts	571,591	550,746
Income taxes payable	34,821	39,645

Total current liabilities	1,185,442	1,090,984

Long-term debt	127,578	136,428
Deferred tax liabilities	44,502	44,622
Pension, postretirement and other employee benefits	165,253	171,065
Asbestos-related liability	253,713	269,520
Other long-term liabilities	161,748	160,596
Commitments and contingencies

TOTAL LIABILITIES	1,938,236	1,873,215

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	8,369	4,993

TOTAL TEMPORARY EQUITY	8,369	4,993

Equity:
Registered shares	321,646	321,181
Paid-in capital	613,453	606,053
Retained earnings	771,476	699,971
Accumulated other comprehensive loss	(534,323)	(530,068)
Treasury shares	(420,345)	(409,390)

TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	751,907	687,747

Noncontrolling interests	42,614	47,925

TOTAL EQUITY	794,521	735,672

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,741,126	$2,613,880

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Global Engineering & Construction Group
Backlog - in future revenues	$2,195,200	$2,632,800	$2,195,200	$2,632,800
New orders booked - in future revenues	496,900	664,900	1,169,500	1,384,700
Operating revenues	666,142	892,080	1,337,015	1,715,823
EBITDA	39,917	54,842	86,845	96,510

Foster Wheeler Scope (1):
Backlog -in Foster Wheeler Scope	1,304,000	1,647,900	1,304,000	1,647,900
New orders booked - in Foster Wheeler Scope	391,500	380,800	762,500	762,200
Operating revenues - in Foster Wheeler Scope	$416,830	$365,332	$781,846	$724,104

Global Power Group
Backlog - in future revenues	$946,800	$1,288,600	$946,800	$1,288,600
New orders booked - in future revenues	116,200	576,000	277,900	719,700
Operating revenues	276,884	291,798	539,107	504,307
EBITDA	43,850	67,735	96,166	94,199

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	937,300	1,278,700	937,300	1,278,700
New orders booked - in Foster Wheeler Scope	114,300	573,600	273,700	714,900
Operating revenues - in Foster Wheeler Scope	$274,996	$289,444	$534,962	$499,486

Corporate & Finance Group (2)
EBITDA	$(23,592)	$(24,291)	$(50,870)	$(45,619)

Consolidated
Backlog - in future revenues	$3,142,000	$3,921,400	$3,142,000	$3,921,400
New orders booked - in future revenues	613,100	1,240,900	1,447,400	2,104,400
Operating revenues	943,026	1,183,878	1,876,122	2,220,130
EBITDA	60,175	98,286	132,141	145,090

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,241,300	2,926,600	2,241,300	2,926,600
New orders booked - in Foster Wheeler Scope	505,800	954,400	1,036,200	1,477,100
Operating revenues - in Foster Wheeler Scope	$691,826	$654,776	$1,316,808	$1,223,590

(1)

Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31, 2011
	2012	2011	2012	2011
Reconciliation of EBITDA to Net Income (1)
EBITDA:
Global Engineering & Construction Group	$39,917	$54,842	$86,845	$96,510	$210,541
Global Power Group	43,850	67,735	96,166	94,199	184,467
Corporate & Finance Group	(23,592)	(24,291)	(50,870)	(45,619)	(111,779)

Consolidated EBITDA	60,175	98,286	132,141	145,090	283,229
Less: Interest expense	4,249	3,427	7,665	7,306	12,876
Less: Depreciation/amortization (2)	12,776	12,506	25,796	25,177	49,456
Less: Provision for income taxes	12,291	19,044	27,175	26,327	58,514

Net income (1)	$30,859	$63,309	$71,505	$86,280	$162,383

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$416,830	$365,332	$781,846	$724,104	$1,594,992
Flow-through revenues	249,312	526,748	555,169	991,719	1,848,087

Operating revenues	$666,142	$892,080	$1,337,015	$1,715,823	$3,443,079

Global Power Group
Foster Wheeler Scope operating revenues	$274,996	$289,444	$534,962	$499,486	$1,028,176
Flow-through revenues	1,888	2,354	4,145	4,821	9,474

Operating revenues	$276,884	$291,798	$539,107	$504,307	$1,037,650

Consolidated
Foster Wheeler Scope operating revenues	$691,826	$654,776	$1,316,808	$1,223,590	$2,623,168
Flow-through revenues	251,200	529,102	559,314	996,540	1,857,561

Operating revenues	$943,026	$1,183,878	$1,876,122	$2,220,130	$4,480,729

(1) Net income attributable to Foster Wheeler AG. (2) The depreciation / amortization by business segment:

	Quarter Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31, 2011
	2012	2011	2012	2011
Global Engineering & Construction Group	$5,484	$6,308	$10,907	$12,947	$24,867
Global Power Group	6,639	5,585	13,594	11,015	22,116
Corporate & Finance Group	653	613	1,295	1,215	2,473

Total depreciation / amortization	$12,776	$12,506	$25,796	$25,177	$49,456

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended June 30,
	2012			2011
	EBITDA	Net Income*	Diluted Earnings Per Share	EBITDA	Net Income*	Diluted Earnings Per Share

As adjusted	$63,888	$34,135	$0.32	$100,286	$65,309	$0.53

Adjustments:
Net asbestos-related provision	(3,713)	(3,276)	(0.03)	(2,000)	(2,000)	(0.01)

As reported	$60,175	$30,859	$0.29	$98,286	$63,309	$0.52

	Six Months Ended June 30,
	2012			2011
	EBITDA	Net Income*	Diluted Earnings Per Share	EBITDA	Net Income*	Diluted Earnings Per Share

As adjusted	$137,851	$76,778	$0.71	$147,490	$88,680	$0.71

Adjustments:
Net asbestos-related provision	(5,710)	(5,273)	(0.05)	(2,400)	(2,400)	(0.01)

As reported	$132,141	$71,505	$0.66	$145,090	$86,280	$0.70

	Twelve Months Ended December 31, 2011
	EBITDA	Net Income*	Diluted Earnings Per Share

As adjusted	$293,130	$172,284	$1.43

Adjustments:
Net asbestos-related provision	(9,901)	(9,901)	(0.08)

As reported	$283,229	$162,383	$1.35

*	Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2011 Full Year	2011 Quarterly Average(1)	Six Months Ended June 30, 2012	2012 Quarterly Average(2)

Consolidated
Operating revenues - in Foster Wheeler Scope	$2,623,168	$655,792	$1,316,808	$658,404
Net income (3)	$162,383	$40,596	$71,505	$35,753
Adjusted net income (3)	$172,284	$43,071	$76,778	$38,389
Consolidated EBITDA	$283,229	$70,807	$132,141	$66,071
Consolidated EBITDA, as adjusted	$293,130	$73,283	$137,851	$68,926

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,447,200	$361,800	$762,500	$381,250
Operating revenues - in Foster Wheeler Scope	$1,594,992	$398,748	$781,846	$390,923
Segment EBITDA	$210,541	$52,635	$86,845	$43,423
EBITDA margin	13.2%	13.2%	11.1%	11.1%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,251,800	$312,950	$273,700	$136,850
Operating revenues - in Foster Wheeler Scope	$1,028,176	$257,044	$534,962	$267,481
Segment EBITDA	$184,467	$46,117	$96,166	$48,083
EBITDA margin	17.9%	17.9%	18.0%	18.0%

(1)	To calculate the 2011 quarterly average dollar amounts, the company divided reported annual figures by four.
(2)	To calculate the 2012 quarterly average dollar amounts, the company divided reported six-months figures by two.
(3)	Net income attributable to Foster Wheeler AG.